                                                                    Exhibit (11)

                   COMPUTATIONS OF EARNINGS PER COMMON SHARE

                      RUSSELL CORPORATION AND SUBSIDIARIES




                                                                   Year Ended
                                          -----------------------------------------------------------
                                          December 31              January 1              January 2
                                             1994                    1994                    1993
                                          ----------              ----------               --------
Primary:
  Average shares outstanding               39,949,604             40,847,222             40,708,052
  Net effect of dilutive stock
  options--based on the
  treasury stock method using
  average market price                        278,146                374,950                512,904
                                          -----------            -----------            -----------

                           TOTALS          40,227,750             41,222,172             41,220,956
                                          ===========            ===========            ===========
Net income applicable to
  common shareholders                     $78,826,012            $49,079,599            $81,944,872
                                          ===========            ===========            ===========

Per share amount                          $      1.96            $      1.19            $      1.99
                                          ===========            ===========            ===========

Fully diluted:
  Average shares outstanding               39,949,604             40,847,222             40,708,052
  Net effect of dilutive stock
    options--based on the
    treasury stock method using
    the year-end market price,
    if higher than average market
    price                                     300,833                374,950                512,904
                                          -----------            -----------            -----------

                           TOTALS          40,250,437             41,222,172             41,220,956
                                          ===========            ===========            ===========

Net income applicable to
  common shareholders                     $78,826,012            $49,079,599            $81,944,872
                                          ===========            ===========            ===========

Per share amount                                $1.96                  $1.19                  $1.99
                                          ===========            ===========            ===========





                                      IV-7